UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2024

POWERFLEET, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39080	83-4366463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Tice Boulevard, Woodcliff Lake, New Jersey	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 996-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AIOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Certifying Accountant.

On July 19, 2024, Powerfleet, Inc. (the “Company”) dismissed Ernst & Young LLP (the “Former Auditor”) as its independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the dismissal of the Former Auditor and the appointment of the Company’s new certifying accountant. The dismissal will be effective upon the filing of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2024 to March 31, 2024.

The Former Auditor’s report on the Company’s consolidated financial statements for each of the preceding two years neither contained an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit report of the Former Auditor on the Company’s consolidated financial statements as of and for the year ended December 31, 2023 contained an explanatory paragraph related to the restatement of the 2022 and 2021 consolidated financial statements.

During the Company’s two most recent fiscal years and the subsequent interim period through July 19, 2024, (i) the Company did not have any disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for (a) the Former Auditor’s communication of material weaknesses in internal control over financial reporting as of December 31, 2023 related to the design and operation of controls related to the determination of standalone selling price, capitalized software, the Movingdots GmbH business combination, valuation of goodwill, measurement and valuation of the convertible redeemable preferred stock and the financial statement close process, which included the information technology general controls in the areas of user access and change management over key information technology systems that support the Company’s financial reporting processes, the related process-level information technology dependent manual controls and application controls; and (b) the Former Auditor’s communication of material weaknesses in internal control over financial reporting as of December 31, 2022 related to the determination of standalone selling price, capitalized software costs and the financial statement close process.

The Company provided a copy of the disclosures herein as required by Item 304(a) of Regulation S-K to the Former Auditor and requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the disclosures the Company makes herein. A copy of the Former Auditor’s letter, dated July 24, 2024, is attached as Exhibit 16.1.

(b) Appointment of New Certifying Accountant.

On July 19, 2024, the Company appointed Deloitte & Touche, the incumbent auditor of MiX Telematics Ltd., the Company’s wholly owned subsidiary, as its independent registered public accounting firm for the fiscal year ending March 31, 2025, subject to satisfactory completion of Deloitte & Touche’s client acceptance procedures, which are in the process of being completed. During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was subject to a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERFLEET, INC.

By:	/s/ David Wilson
Name:	David Wilson
Title:	Chief Financial Officer

Date: July 24, 2024